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                                                                     Exhibit 1.1

                               WIDERTHAN CO., LTD.




                      6,000,000 AMERICAN DEPOSITARY SHARES



                  REPRESENTING 6,000,000 SHARES OF COMMON STOCK



                          (PAR VALUE WON 500 PER SHARE)







                             UNDERWRITING AGREEMENT









                             DATED ___________, 2005


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                               WiderThan Co., Ltd.



                      6,000,000 American Depositary Shares
          representing an aggregate of 6,000,000 shares of Common Stock



                             Underwriting Agreement

                                                                    ______, 2005

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080

As Representatives of the
several Underwriters listed
in Schedule I hereto

Ladies and Gentlemen:


         WiderThan Co., Ltd. (the "COMPANY"), a company incorporated with limited liability in The Republic of Korea ("KOREA"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of 4,000,000 American Depositary Shares (the "INITIAL ADSs"), representing the right to receive an aggregate of 4,000,000 shares (the "INITIAL SHARES") of the Company's common shares, par value Won 500 per share ("COMMON STOCK") and, each of the Selling Shareholders named in Schedule II hereto (the "SELLING SHAREHOLDERS"), severally and not jointly, proposes to sell to the several Underwriters an aggregate of 2,000,000 Initial ADSs, representing the right to receive an aggregate of 2,000,000 Initial Shares. In addition, the Company also propose to grant to the Underwriters, an option to purchase up to an additional

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900,000 American Depositary Shares (the "OPTION ADSs") representing the right to receive an aggregate of 900,000 shares of Common Stock (the "OPTION SHARES").
The Initial ADSs and the Option ADSs are herein referred to as the "ADSs" and the Initial Shares and the Option Shares are herein referred to as the "SHARES". The ADSs are to be issued pursuant to a deposit agreement (the "DEPOSIT AGREEMENT") to be dated as of ________, 2005 among the Company, JPMorgan Chase Bank, N.A., as Depositary (the "DEPOSITARY"), and the holders from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one share of Common Stock deposited pursuant to the Deposit Agreement. The Shares in respect of the ADSs to be delivered on the Initial Closing Date or the Additional Closing Date (each as hereinafter defined) are to be deposited with the Korea Securities Depository for the account and benefit of the Depositary prior to the Initial Closing Date or the Additional Closing Date, as the case may be, against issuance of ADRs evidencing such ADSs.

         The Company, the Selling Shareholders and the several Underwriters hereby confirm their agreement concerning the purchase and sale of the ADSs, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form F-1 (File No.___________) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("RULE 430A INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and as used herein, the term "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         2. Purchase of the ADSs by the Underwriters.

                  (a) The Company agrees to issue the Shares and sell Initial ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the number of Initial ADSs set forth opposite such Underwriter's name in

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         Schedule I hereto at an initial public offering price of US$ _____ per
         ADS (the "OFFERING PRICE").

                  Each Selling Shareholder agrees, severally and not jointly, to sell Initial ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each such Selling Shareholder, the number of Initial ADSs set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price of US$____ per ADS (constituting the Offering Price less Underwriting Commission (as defined below))(the "PURCHASE PRICE").

                  As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to the Underwriters, at each Closing Date (as hereinafter defined), an underwriting commission of _______ per ADS (the "Underwriting Commission") for each of the ADSs to be purchased, at such Closing Date, as provided in this Agreement.

                  In addition, the Company agrees to issue the Option Shares and sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company, the Option ADSs at the Offering Price.

                  If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Initial ADSs set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Initial ADSs being purchased from the Company and the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

                  The Underwriters may exercise the option to purchase the Option ADSs at any time in whole or in part from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the seventh full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days (as hereinafter defined) prior to the date and time of delivery specified therein.


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                  (b) The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

                  (c) The time and date of (i) payment shall be immediately prior to 11:00 a.m., New York City time, on ______________, 2005 (which shall be on __________, 2005, Seoul time) and (ii) delivery shall be immediately after 11:00 a.m., New York City time, on _______________, 2005 (which shall be on __________, 2005, Seoul time) or, in each case of (i) and (ii), at the same time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative, Company and the Selling Shareholders may agree upon in writing (or, in the case of the Option ADSs, on the date and at the time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option ADSs). The time and date of such delivery of the Initial ADSs is referred to herein as the "INITIAL CLOSING DATE" and the time and date for such delivery of the Option ADSs, if other than the Closing Date, is herein referred to as the "ADDITIONAL CLOSING DATE", and each such time and date of delivery is herein referred to as the "CLOSING DATE".

                  (d) The Initial ADSs and the Option ADSs to be purchased by each Underwriter, in such form and denominations and registered in such names as the Representatives shall request in writing not later than forty-eight hours prior to the Initial Closing Date or the Additional Closing Date, as the case may be, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of such Underwriters, immediately following or upon payment by such Underwriters pursuant to Section 2(c) hereof.

                  (e) Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders, creditors, employees or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters


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         relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

         3. Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and each Selling Shareholder as of the date hereof and as of each Closing Date, as applicable, and agrees with each Underwriter and each Selling Shareholder, as follows:

                           (i) Preliminary Prospectus. No order preventing or
                  suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

                           (ii) Registration Statement and Prospectus. The
                  Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or threatened by the Commission and any request on the part of the Commission for additional information has been complied with.

                           At the respective times the Registration Statement
                  and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at the Additional Closing Date), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at the Additional Closing
                  Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter

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                  furnished to the Company in writing by such Underwriter
                  through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

                           Each Preliminary Prospectus and the Prospectus filed
                  as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in substance to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (iii) ADS Registration Statement. A registration
                  statement on Form F-6 (File No._____________) has been filed with the Commission; such registration statement has been declared effective by the Commission (such registration statement, as amended at the time it became effective, being hereinafter called the "ADS REGISTRATION STATEMENT"; no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

                           (iv) Financial Statements of the Company. The audited
                  consolidated annual financial statements, the unaudited consolidated interim financial statements, and the related notes thereto with respect to the Company and, to the extent applicable, its subsidiaries included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), as applicable, and present fairly the financial position of the Company and, to the extent applicable, its subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and the changes in their cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information included in the Registration Statement and the Prospectus presents fairly the information shown thereby. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements and the related

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                  notes thereto included in the Registration Statement and the
                  Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                           (v) Financial Statements of WiderThan Americas Inc.
                  The audited consolidated annual financial statements, the unaudited consolidated interim financial statements, and the related notes thereto with respect to WiderThan Americas Inc. ("WIDERTHAN AMERICAS", formerly known as Ztango, Inc.), included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of WiderThan Americas and, to the extent applicable, its subsidiaries as of the dates indicated and the results of their operations, stockholders' equity and the changes in their cash flows of WiderThan Americas and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby.

                           (vi) No Material Adverse Change. Except as set forth
                  in the Prospectus, since the date of the most recent audited financial statements of the Company included in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, where such change, transaction, agreement, liability, obligation, loss or interference would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT").


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                           (vii) Organization of the Company. The Company has
                  been duly organized and is validly existing under the laws of the Republic of Korea and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (viii) Organization of Subsidiaries. Each subsidiary
                  of the Company (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary are subject to the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed in Schedule III of this Agreement. Other than WiderThan Americas (the "PRINCIPAL SUBSIDIARY"), no subsidiary listed in Schedule III of this Agreement is a subsidiary whose consolidated assets exceed 5% of the assets of the Company and its consolidated subsidiaries as set forth in the most recent financial statements of the Company included in the Prospectus.

                           (ix) Capitalization. The Company has an authorized
                  capitalization as set forth in the Prospectus under the heading "Capitalization" all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the Principal Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or the Principal Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except, in each case, as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and the

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                  Company owns the percentage of the capital stock of each such subsidiary set out in Schedule III, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

                           (x) Due Authorization. The Company has full right,
                  power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the "TRANSACTION DOCUMENTS" and to perform its obligations hereunder and thereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

                           (xi) Underwriting Agreement. This Agreement has been
                  duly authorized, executed and delivered by the Company.

                           (xii) Deposit Agreement. The Deposit Agreement has
                  been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and (b) the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights. The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

                           (xiii) The Shares. The Shares to be issued and sold
                  by the Company hereunder have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; no holder of the Shares will be subject to personal liability by reason of being such a holder and the issuance of the Shares is not subject to any preemptive or similar rights.

                           (xiv) The ADSs. The Shares may be freely deposited by
                  the Company with the custodian pursuant to the Deposit Agreement. Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and ADSs will conform in all material respects to the description thereof contained in the Prospectus.

                           (xv) Absence of Transfer Restrictions. The Shares and
                  ADSs, when issued, are freely transferable by the Company to or for the account of the several

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                  Underwriters and are freely transferable by the several
                  Underwriters to the initial purchasers thereof under the laws of Korea except as described in the Prospectus.

                           (xvi) No Violation or Default. Neither the Company
                  nor its Principal Subsidiary is (i) in violation of its articles of incorporation or other organizational documents;
                  (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Principal Subsidiary is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or any of its Principal Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its Principal Subsidiary, except, in the case of clauses
                  (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xvii) No Conflicts. The execution, delivery and
                  performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs and the consummation of the transactions contemplated by the Transaction Documents do not and will not, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or ADSs to be sold by the Company or any property or assets of the Company or its Principal Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Principal Subsidiary is a party or by which the Company or its Principal Subsidiary is bound or to which any of the property or assets of the Company or its Principal Subsidiary is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of the Company or its Principal Subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its Principal Subsidiary or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xviii) No Consents Required. Except as described in
                  the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the

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                  Company of the ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares and the ADSs under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters, (iii) the filing of a report with the Ministry of Finance and Economy of Korea ("MOFE") in connection with the issuance of the ADSs, which has been made and is in full force and effect and (iv) the registration of the issuance of the Shares with the registry offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.

                           (xix) Legal Proceedings. Except as described in the
                  Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Principal Subsidiary is or may be a party or to which any property of the Company or the Principal Subsidiary is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or the Principal Subsidiary, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

                           (xx) Accuracy of Exhibits. There are no contracts or
                  other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

                           (xxi) Independent Accountants with respect to the
                  Company. Samil PricewaterhouseCoopers, the Korean member firm of PricewaterhouseCoopers, who audited certain financial statements of the Company and its subsidiaries and provided a "comfort letter" with respect to the financial data of the Company and its subsidiaries, are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Securities Act.

                           (xxii) Independent Accountants with respect to
                  WiderThan Americas. PricewaterhouseCoopers LLP, who audited certain financial statements of WiderThan Americas, are independent public accountants with respect to WiderThan Americas as required by the Securities Act. Deloitte & Touche LLC, who audited certain financial statements of WiderThan Americas and its consolidated subsidiaries, are independent public accountants with respect to WiderThan Americas as required by the Securities Act.

                           (xxiii) Title to Real and Personal Property. Except
                  as described in the Prospectus, each of the Company and its Principal Subsidiary have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Principal Subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or the Principal Subsidiary; and all of the leases and subleases material to the business of the Company and the Principal Subsidiary, considered as one enterprise, and under which the Company or the Principal Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Principal Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Principal Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Principal Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                           (xxiv) Title to Intellectual Property. Except as
                  described in the Prospectus, the Company and its Principal Subsidiary own, are licensed or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how or other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Principal Subsidiary have not received any notice of any claim of infringement or conflict with any such rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Principal Subsidiary therein except those that (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company and its Principal Subsidiary or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                           (xxv) No Undisclosed Relationships. Except as
                  described in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

                           (xxvi) Investment Company Act. The Company is not
                  and, after giving effect to the issuance of the Shares and the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of

                  1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "INVESTMENT COMPANY ACT").

                           (xxvii) Taxes. The Company has paid all taxes and
                  filed all tax returns required to be paid or filed through the date hereof or has duly requested extensions; provided, with respect to payment of taxes, except for such taxes, if any, that are being contested in good faith and as to which adequate reserves have been provided and, with respect to the filings of returns, except insofar as the failure to file such returns would not have a Material Adverse Effect.

                           (xxviii) Passive Foreign Investment Company. Based on
                  the composition of its income and valuation of its assets, including goodwill, the Company does not believe it currently is, or that it was in 2004, a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in 2005 and in the near future.

                           (xxix) Licenses and Permits. The Company and the
                  Principal Subsidiary possess all licenses, certificates, permits and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Principal Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor the Principal Subsidiary has received notice of any revocation or modification of any such Governmental Licenses or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

                           (xxx) No Labor Disputes. No labor dispute with the
                  employees of the Company or its Principal Subsidiary exists or, to the knowledge of the Company, is imminent, which, in either case, would result in a Material Adverse Effect.

                           (xxxi) Accounting Controls. The Company and its
                  subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxxii) Material Weaknesses. Except as described in
                  the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting.

                           (xxxiii) No Broker's Fees. Neither the Company nor
                  any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the ADSs.

                           (xxxiv) No Registration Rights. Except as described
                  in the Prospectus, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares or the sale of the ADSs.

                           (xxxv) Absence of Manipulation. The Company has not
                  taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or the applicable Korean laws.

                           (xxxvi) Statistical and Market Data. Nothing has come
                  to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

                           (xxxvii) Arm's-Length Transactions. Except as
                  described in the Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm's-length basis.

                           (xxxviii) No Unlawful Payments. None of the Company,
                  any of the Company's subsidiaries or, to the best of the Company's knowledge, any director, officer, agent, employee or other person associated with, or acting on behalf of, the Company or any of the Company's subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment of unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated any provision of the U.S. Foreign Corrupt Practices Act or any similar law or regulation of any other jurisdiction, or (D) paid any bribe, rebate, pay-off, influence payment, kick-back or other unlawful payment.

                           (xxxix) Critical Accounting Policies. The section
                  entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies" in the Prospectus accurately and fully describes (i) accounting policies that the Company believes to be the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments (henceforth referred to as "CRITICAL ACCOUNTING POLICIES");
                  (ii) uncertainties affecting the application of Critical Accounting Policies; and (iii) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

                           (xl) Liquidity and Capital Resources. The section
                  entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Prospectus accurately and fully describes:
                  (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) neither the Company nor any of its subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than more likely than not.

                           (xli) Trends in Financial Condition. The description
                  set forth in the section of the Prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" presents fairly and accurately the factors management of the Company believe have in the past and will in the future affect the financial condition and results of operations of the Company and its subsidiaries.

                  (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter and the Company as of the date hereof and as of each Closing Date, and agrees with each Underwriter, as follows:

                           (i) Accurate Disclosure. Such Selling Shareholder has
                  provided for inclusion in the Prospectus (A) the name and address of such Selling Shareholder, (B) the number of Shares underlying ADSs that such Selling Shareholder is selling, and
                  (C) other information relating to such Selling Shareholder included in the section entitled "Principal and Selling Shareholders" in the Prospectus as furnished in writing to the Company (collectively, the "SELLING SHAREHOLDER INFORMATION") and represents that such Selling Shareholder Information does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (ii) Authorization of this Agreement. This Agreement
                  has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                           (iii) Authorization of Power of Attorney and Custody
                  Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the "POWER OF ATTORNEY AND CUSTODY AGREEMENT", has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

                           (iv) Non-contravention. The execution and delivery of
                  this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the ADSs to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or ADSs to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of their properties or assets, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, tax, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Selling Shareholder.

                           (v) Valid Title. Such Selling Shareholder is the sole
                  owner of the Shares to be sold by it and has the full right, power and authority to sell, assign, transfer and deliver such Shares in the form of ADSs pursuant to this Agreement; such Selling Shareholder has, and immediately prior to each Closing Date, as applicable, will have, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims; and upon the sale and delivery to the Underwriters of such ADSs and payment therefor, pursuant to this Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be freely transferable by the Selling Shareholder to the Underwriters.

                           (vi) Absence of Manipulation. Such Selling
                  Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or the applicable Korean laws.

                           (vii) No Consents Required. No filing with, or
                  consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and Custody Agreement, the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the ADSs by such Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except for (i) the report to the MOFE, which has been filed, and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the Securities Act, applicable state securities laws or applicable Korean laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters.

                           (viii) No Association with NASD. Neither such Selling
                  Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc., except in the case of General Atlantic Partners 64, L.P. and GAP Coinvestment Partners II, L.P.

                  (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or the Selling Shareholders or to their respective counsel shall be deemed a representation and warranty by the Company to each Underwriter and each Selling Shareholder as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

4. Further Agreements.

         (a) The Company covenants and agrees with each Underwriter that:

                  (i) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement and the ADS Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

                  (ii) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives copies of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and copies of all consents and certificates of experts and (ii) to each Underwriter (A) a conformed copy of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the ADSs by any Underwriter or dealer. The copies of the Registration Statement and the Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical in substance to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iii) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably objects.

                  (iv) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement and the ADS Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective;
         (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the ADS Registration Statement or any other request by the

         Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose;
         (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares or the ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

                  (v) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph
         (iii) above, file with the Commission and furnish to the Underwriters in such quantities as the Representatives may reasonably request and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  (vi) Blue Sky Compliance. The Company will use its best efforts to qualify the Shares and the ADSs for offer and sale under the securities of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs.

                  (vii) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of
         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

                  (viii) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, sell, contract to sell, announce the intention to sell, issue, pledge, lend, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (each, collectively, a "SALE"), any shares of the Company's Common Stock, or any depositary shares representing such Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, or any depositary shares representing such Common Stock, whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "LOCK-UP SECURITIES") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause
         (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction shall not apply to (A) any Sale or Transfer of the Lock-Up Securities pursuant to this Agreement, (B) issuance of Common Stock upon the exercise of employee stock options existing on the date hereof, (C) issuance of Common Stock upon the conversion of the Company's preferred shares outstanding as of the date hereof, (D) in connection with any acquisition of a company where Lock-Up Securities so disposed of are transferred to one or more persons or entities in exchange for the shares or assets of the company being acquired, or (E) to any strategic or financial investor in the Company's capital stock; provided that in the cases of (B), (C), (D) and (E), any holder of Lock-up Securities who acquired such Lock-up Securities pursuant to the exceptions set forth under (B), (C), (D) and (E), as applicable, shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the aforesaid 180-day period. The foregoing restriction is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Securities, even if such Lock-up Securities would be disposed of by someone other than the Company. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. Notwithstanding any provision herein to the contrary, however, if (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this provision shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous sentence will be delivered by the Representatives to the Company as further set forth in this Agreement and that any such notice properly delivered will be deemed to have been given to, and received by, the Company.

                  (ix) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Prospectus under the heading "Use of Proceeds".

                  (x) Exchange Listing. The Company will use its best efforts to list for quotation the ADSs on the National Association of Securities Dealers Automated Quotations National Market (the "NASDAQ NATIONAL MARKET".)

                  (xi) The Depositary. The Company will cooperate in procuring from the Depositary on the Initial Closing Date and the Additional Closing Date, if applicable, certificates satisfactory to the Representatives evidencing the deposit of the Shares with the custodian in accordance with the Deposit Agreement being so deposited against issuance of ADRs evidencing the ADSs to be delivered, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

                  (xii) Announcements. Between the date hereof and the Initial Closing Date (both dates inclusive), the Company will not, without the prior approval of the Representatives (such approval not to be unreasonably withheld), make any official announcement (other than any notices or filings required to be submitted to or filed with Korea Exchange (the "KRX") or the Korean authorities, including the Financial Supervisory Commission and the Ministry of Finance and Economy, pursuant to Korean laws and regulations) which would have an adverse effect on the marketability of the ADSs.

                  (xiii) Investment Company Act. The Company will take such steps as shall be necessary to ensure that, prior to the expiration of two years after the Closing Date, it shall not be or become an "investment company" as defined in the Investment Company Act.

                  (xiv) Payment of Underwriting Commissions. The Company will pay or cause to be paid all Underwriting Commissions to the Representatives no later than the second business day following the Initial Closing Date or the Additional Closing Date, as the case may be (each, a "COMMISSIONS PAYMENT DATE"). The

         Company hereby agrees that if any Underwriting Commission is not paid by the end of the applicable Commissions Payment Date, any past due amount shall bear interest for the period beginning from and including the date on which such payment was due, to but excluding the date on which the payment is made at a rate per annum equal to 5 % plus LIBOR, which together with the past due amount shall be paid to the Representatives on the date on which the past due amount is paid, provided, however, that no interest shall accrue for any period in which a payment delay is solely caused by factors beyond the control of the Company, including delays caused by any governmental or other regulatory authorities.

                  (xv) Stamp Duty and Other Transaction Taxes. The Company will indemnify and hold harmless the Underwriters against any stamp duty or other issue, transaction, value-added (VAT) or similar tax, fund or duty (including court fees), including any interest and penalties payable in Korea which are or may be required to be paid in or in connection with, the creation, allotment, issuance, offer, sale and distribution of the Shares or the ADSs and the execution and delivery of the Transaction Documents.

         (b) Each of the Selling Shareholders severally and not jointly agrees with each Underwriter that:

                  (i) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement, such Selling Shareholder will not, without the prior written consent of the Representatives, directly or indirectly, (i) effect a Sale of any Lock-Up Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership (each, collectively, a "Transfer") of the Lock-Up Securities, whether any such transaction described in clauses
         (i) or (ii) above is to be settled by delivery of Common Stock, or other securities, in cash or otherwise. The foregoing restriction shall not apply to (A) any Sale or Transfer of the Lock-Up Securities pursuant to this Agreement, (B) the conversion of the Company's preferred stock outstanding as of the date hereof into Common Stock,
         (C) any exercise of stock options existing on the date hereof, (D) any Sale or Transfer of Lock-Up Securities to the partners of a Selling Shareholder, if the Selling Shareholder is a partnership or to the members of the Selling Shareholder, if the Selling Shareholder is a limited liability company, and (E) any Sale or Transfer of Lock-Up Securities to a family member, family partnership or trust, any Transfer upon the death of a family member to his or her executors, legatees or beneficiaries or a bona fide gift, provided that, in the cases of (B), (C), (D), and (E) above, any such transferee shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the aforesaid 180-day period. The foregoing restriction is expressly agreed to preclude the Selling Shareholders from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Securities, even if such Lock-up

         Securities would be disposed of by someone other than the Selling Shareholders. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day lock up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day lock up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16 day period beginning on the last day of the 180 day lock up period, the restrictions imposed by this provision shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. Such Selling Shareholder hereby acknowledges and agrees that written notice of any extension of the 180 day lock up period pursuant to the previous sentence will be delivered by the Representatives to the Company as further set forth in this Agreement and that any such notice properly delivered will be deemed to have been given to, and received by, such Selling Shareholder.

                  (ii) Notification of Changes. Such Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, within the Prospectus Delivery Period, of any new material information relating to the Company not disclosed in the Prospectus which comes to the attention of such Selling Shareholder.

                  (iii) Stamp Duty and Other Transaction Taxes. Such Selling Shareholder will (severally and not jointly with respect to the other Selling Shareholders) indemnify and hold harmless the Underwriters against any stamp duty or other issue, transaction, value-added (VAT) or similar tax, fund or duty (including court fees), including any interest and penalties payable in Korea which are or may be required to be paid in or in connection with the offer, sale and distribution of the ADSs to be sold by such Selling Shareholder (or the related Shares) and the execution and delivery of this Agreement.

      5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Initial ADSs on the Initial Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by each of the Company and the Selling Shareholders of its covenants and other obligations hereunder and to the following additional conditions:

          (a) Registration Compliance; No Stop Order. The Registration Statement and the ADS Registration Statement (or if a post-effective amendment to the Registration Statement or the ADS Registration Statement is required to be filed under the Securities Act, such post-effective amendment) shall each have become effective, and the

     Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

          (b) Representations and Warranties. The representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Initial Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company, the Selling Shareholders and their respective officers, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Initial Closing Date or the Additional Closing Date, as the case may be.

          (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in
     Section 3(a)(vi) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the sole judgment of the Representatives, after consultation with the Company to the extent practicable, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Initial Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

          (d) Officer's Certificate. The Representatives shall have received on and as of the Initial Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer, chief financial officer or chief accounting officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(a)(ii) hereof is true and correct, (ii) confirming that the representations and warranties of the Company, other than the representation set out in Section 3(a)(ii) in this Agreement, are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Initial Closing Date or such Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

          (e) Certificate of Selling Shareholders. The Representatives shall have received on and as of the Initial Closing Date or the Additional Closing Date, as the case may, be, a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, to the effect that (i) the representations and warranties of such Selling Shareholder contained in
     Section 3(b) hereof are true and correct in all respect with the same force and effect as though expressly made at and as of each Closing Date, as the case may be, and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to each Closing Date, as the case may be.

          (f) Comfort Letters. On the date of this Agreement and on the Initial Closing Date or the Additional Closing Date, as the case may be, Samil PricewaterhouseCoopers, the Korean member firm of PricewaterhouseCoopers, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Initial Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Initial Closing Date or such Additional Closing Date, as the case may be.

          (g) Opinion of U.S. Counsel for the Company. Simpson Thacher & Bartlett LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Initial Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in ANNEX A-1 hereto.

          (h) Opinion of Counsel for the Selling Shareholders. Counsel for each of the Selling Shareholders, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Initial Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in ANNEX A-2 hereto.

          (i) Opinion of Korean Counsel for the Company and the Selling Shareholders. Shin & Kim, Korean counsel for the Company and the Selling Shareholders, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Initial Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in ANNEX B hereto.

          (j) Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Initial Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (k) Opinion of Korean Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Kim & Chang, Korean counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (l) Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates, LLP, United States counsel for the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Initial Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in ANNEX C hereto.

          (m) Opinion of General Counsel of the Company. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Dan Nemo, General Counsel of the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in ANNEX D hereto.

          (n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, including the Financial Supervisory Commission and other Korean authorities, that would, as of the Initial Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

          (o) Exchange Listing. The ADSs to be delivered on the Initial Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

          (p) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of EXHIBIT A hereto signed by each person listed on Schedule IV hereto, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Initial Closing Date or Additional Closing Date, as the case may be.

          (q) Additional Documents. On or prior to the Initial Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

          (r) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (s) Deposit Agreement. The Deposit Agreement shall be in full force and effect.

          (t) Depositary's Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate, satisfactory to the Representatives, of one of its authorized officers with respect to the execution and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters reasonably request.

          (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on the Additional Closing Date which is after the Initial Closing Date, the obligations of the several Underwriters to purchase the relevant Option ADSs, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to each such Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 12 and except that Sections 3, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     6. Indemnification.

     (a) Indemnification of Underwriters and Selling Shareholders by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an "AFFILIATE"), its selling agents, each Selling Shareholder, their respective affiliates, and each person, if any, who controls any Underwriter or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim and damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the ADS Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim and damage, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (i) regarding a Selling Shareholder which consists of Selling Shareholder Information or (ii) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus this indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the ADSs concerned, to the extent that a prospectus relating to such ADSs was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, liability claim, damage or expense of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such ADSs to such person, a copy of the Prospectus if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter.

          (b) Indemnification of the Underwriters and the Company by the Selling Shareholders. Each Selling Shareholder hereunder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) which consists of Selling Shareholder Information furnished in writing to the Company by such Selling Shareholder; provided, however, that, the liability of such Selling Shareholder pursuant to this subsection
     (b) shall not exceed the amount of total net proceeds (before deducting expenses but after deducting underwriting commissions and discounts) received by such Selling Shareholder from the sale of the ADSs pursuant to this Agreement; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus this indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the ADSs concerned, to the extent that a prospectus relating to such ADSs was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, liability claim, damage or expense of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such ADSs to such person, a copy of the Prospectus if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter.

          (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such proceeding shall be brought or asserted against an indemnified party and if the indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Any such separate firm for any Underwriter and its Affiliates shall be designated in writing by the Representatives, any such separate firm for the Company, any of its respective affiliates, directors or officers and any control persons of the Company shall be designated in writing by the Company, and any such separate firm for any Selling Shareholder or its respective affiliates, directors or officer and any control persons shall be designated in writing by such Selling Shareholder. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if
     (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

         7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each Selling Shareholder, and the Underwriters, as the case may be, from the offering of the ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each Selling Shareholder and the Underwriters, as the case may be, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, each Selling Shareholder and the Underwriters, as the case may be, in connection with the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the ADSs pursuant to this Agreement (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and such Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the ADSs as set forth on the cover of the Prospectus.

         The relative fault of the Company, each Selling Shareholder and the Underwriters, as the case may be, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders were respectively treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount paid or payable by such indemnified party as a result of losses, liabilities, claims, damages and expenses referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total net proceeds (before deducting expenses but after deducting underwriting commissions and discounts) received by such Selling Shareholder from the sale of the ADSs, pursuant to this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each Underwriter's affiliates and selling agents and each Selling Shareholder's affiliates shall have the same rights to contribution as such Underwriter or Selling Shareholder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial ADSs set forth opposite their respective names in
Schedule I hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the ADSs.

         9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of both the Registration Statement and the ADS Registration Statement (or, if applicable, any post-effective amendment thereto).

         10. Termination of Agreement.

                  (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Initial Closing Date (i) if there has occurred any material adverse change in the financial markets in the United States, United Kingdom or Korea, any outbreak of hostilities involving the United States, United Kingdom or Korea or material escalation thereof or other calamity or crisis or any change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, after consultation with the Company to the extent practicable, impracticable or inadvisable to market the ADSs or to enforce contracts for the sale of the ADSs, or (ii) if trading in any securities issued or guaranteed by the Company has been suspended or materially limited by the Commission or any exchange or in any over-the-counter market, or if trading generally on the New York Stock Exchange, the Nasdaq National Market or the KRX, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority (other than as a result of the maximum and minimum trading price system of the KRX, or (iii) a material disruption has occurred in commercial banking in Korea or in the United States or the securities settlement or clearance services in the United States, or (iv) if a general moratorium on commercial banking has been declared by either Federal, New York or the Korean authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 12 hereof, and provided further that Sections 3, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Initial Closing Date or the Additional Closing Date, as the case may be, to purchase the ADSs which it or they are obligated to purchase under this Agreement (the "DEFAULTED ADSS", the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted ADSs in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36 hour period, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided herein, then:

                           (i) if the number of Defaulted ADSs does not exceed
                  10% of the number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

                           (ii) if the number of Defaulted ADSs exceeds 10% of
                  the number of Securities to be purchased on such date, this Agreement or, with respect to any Additional Closing Date which occurs after the Initial Closing, the obligation of the Underwriters to purchase and of the Company to sell the Option ADSs to be purchased and sold on such Additional Closing Date shall terminate without liability on the part of any non defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of the Additional Closing Date which is after the Initial Closing, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option ADSs, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Initial Closing Date or the Additional Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11.

         12. Payment of Expenses; Taxes. The Company, the Underwriters and the Selling Shareholders shall pay such fees, expenses and taxes incurred in connection with the transactions contemplated herein in accordance with the provisions of a side letter agreement dated the date hereof among such parties relating to the payment of such fees and expenses.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; and (b) the term "business" day means any day other than a day on which banks are permitted or required to be closed in New York City or Seoul, Korea; and (c) the term "LIBOR" means, for U.S. dollar deposits for a period of six (6) months, or such other period to be determined by the Representatives and the Company if such rate is not available, that appears on the screen display designated as "Page 3750" on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers' Association LIBOR rates for U.S. dollar deposits in the London interbank market) at or about 11:00 a.m. London time on the Closing Date or the Additional Closing Date, as the case may be.

         15. Miscellaneous.


                  (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax: (+1) 212 [ ]); Attention: Equity Capital Markets. Notices to the Company shall be given to it at:

                                 WiderThan Co., Ltd.
                                 17F K1 REIT Building
                                 463 Chungjeong-ro 3-ga
                                 Seoul, Korea 120-709
                                 Attention: Don Rim
                                 fax: 822-2014-5004

                                 with a copy to:

                                 WiderThan Americas, Inc.
                                 11 West 42nd Street, 11th Floor
                                 New York, New York 10036 U.S.A.
                                 Attention: Dan Nemo
                                 fax: 1-212-391-6668

         Notices to the Selling Shareholders shall be given to the following persons:

                                 Nokia Venture Partners II, L.P.
                                 545 Middlefield Road
                                 Suite 210
                                 Menlo Park, CA  94025 U.S.A.
                                 Attention:  David Jaques
                                 Chief Financial Officer
                                 fax:  1-650-462-7252

                                 i-Hatch Ventures, L.P.
                                 599 Broadway
                                 8th Floor
                                 New York, New York  10021 U.S.A.
                                 Attention:  Andrew Sutton
                                 fax:  1-212-208-2505
                                 with a copy to

                                 Holland & Knight LLP
                                 195 Broadway
                                 New York, New York  10007 U.S.A.
                                 Attention:  Neal N. Beaton
                                 fax:  1-212-341-7103


                                 General Atlantic Service Corporation
                                 3 Pickwick Plaza
                                 Greenwich, CT 06830 U.S.A.
                                 Attention: David A. Rosenstein
                                 fax: 1-203-622-8818

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                 1285 Avenue of the Americas
                                 New York, NY 10019-6064
                                 Attention: Raphael M. Russo
                                 fax: (212) 757-3990


                                 Dan Nemo (as Attorney-in-fact of certain
                                 Selling Shareholders)
                                 WiderThan Americas, Inc.
                                 11 West 42nd Street, 11th Floor
                                 New York, New York 10036 U.S.A.
                                 fax: 1-212-391-6668


                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

                  (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  (f) Jurisdiction and Venue; Agent for Service. To the fullest extent permitted by applicable law, each of the Company and the Selling Shareholders irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this

         Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
         (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and each Selling Shareholder that is not domiciled in the U.S.A. has irrevocably designated and appointed WiderThan Americas, Inc. at 11 West 42nd Street, 11th Floor, New York, New York 10036, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives, to the fullest extent permitted by applicable law, any other requirements of, or objections to, personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid; provided that if for any reason the Authorized Agent named above ceases to act as Authorized Agent hereunder for the Company, the Company will appoint another person acceptable to the Representatives in the Borough of Manhattan, The City of New York and the State of New York, as Authorized Agent. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process on the Company.

                  (g) Judgment Currency. In respect of any judgment or order against the Company or a Selling Shareholder given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars, to the fullest extent permitted by applicable law, the Company and such Selling Shareholder, severally and not jointly, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent several obligation of the Company and any Selling Shareholder subject to such judgment or order and shall continue in full force and effect notwithstanding any judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                  (h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                       Very truly yours,

                                       WIDERTHAN CO., LTD.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

NOKIA VENTURE PARTNERS II, L.P.               NVP AFFILIATES FUND II, L.P.

By:                                           By:
       ---------------------------                   ---------------------------
       Name:                                         Name:
       Title:                                        Title:




I-HATCH VENTURES, L.P.                        I-HATCH ADVISORS, L.P.

By:                                           By:
       ---------------------------                   ---------------------------
       Name:                                         Name:
       Title:                                        Title:




I-HATCH WTC HOLDINGS, LLC                     ZT HOLDINGS, LLC

By:                                           By:
       ---------------------------                   ---------------------------
       Name:                                         Name:
       Title:                                        Title:




GENERAL ATLANTIC                              GAP COINVESTMENT
     PARTNERS 64, L.P.                             PARTNERS II, L.P.

By:                                           By:
       ---------------------------                   ---------------------------
       Name:                                         Name:
       Title:                                        Title:




SELLING SHAREHOLDERS

By:
       ---------------------------
       Name:
       Title: Attorney-in-fact, acting on behalf
              of the Selling Shareholders who
              executed Powers of Attorney

                                     Accepted: _______, 2005

                                     J.P. MORGAN SECURITIES INC.

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                     MERRILL LYNCH, PIERCE, FENNER
                                       & SMITH INCORPORATED

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                     For themselves and on behalf of the several
                                     Underwriters listed in Schedule I hereto.

                                                                     SCHEDULE I

                                                             NUMBER OF INITIAL ADSs     NUMBER OF INITIAL
                     U.S. UNDERWRITERS                       TO BE PURCHASED FROM     ADSs TO BE PURCHASED
                     -----------------                             THE COMPANY           FROM THE SELLING
                                                                                           SHAREHOLDERS

J.P. Morgan Securities Inc. ...........................

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated ...........................

Lehman Brothers Inc. ..................................


Total..................................................
                                                             ======================    ====================


                                                             NUMBER OF INITIAL ADSs     NUMBER OF INITIAL
                INTERNATIONAL UNDERWRITERS                    TO BE PURCHASED FROM     ADSs TO BE PURCHASED
                --------------------------                         THE COMPANY           FROM THE SELLING
                                                                                           SHAREHOLDERS
J.P. Morgan Securities Ltd. ...........................

Merrill Lynch International ...........................

Lehman Brothers International (Europe) ................



Total..................................................
                                                             ======================    ====================

                                                                    SCHEDULE II

                          LIST OF SELLING SHAREHOLDERS

                                                                                NUMBER OF COMMON SHARES
SELLING SHAREHOLDERS                                                        TO BE SOLD IN THE FORM OF ADSs
----------------------------------------------------------------- ----------------------------------------------------
   Melody Share Corporation                                                                      876,167
   Tae Won Chey                                                                                  171,638
   Nokia Venture Partners/Blue Run Ventures                                                      445,835
   i-Hatch                                                                                       336,326
   General Atlantic Partners                                                                     102,521
   Mark Caron                                                                                     20,401
   A. Douglas Henderson Revocable Trust                                                               48
   Dan Oakley                                                                                         22
   David Warmflash                                                                                 3,770
   Glenn Dorsey                                                                                      344
   Harto Family Partners, L.P.                                                                     1,833
   James M. Lyon                                                                                      48
   Joel-Andre Ornstein                                                                               533
   K&A Trust                                                                                       1,833
   Lyon, Stubb & Tompkins, Inc.                                                                       48
   Maureen C. Tompkins                                                                               163
   Michael Miller                                                                                  5,607
   Mount Washington Associates, L.L.C.                                                                18
   Parande, S.A.                                                                                   8,570
   Ted Nierenberg                                                                                     17
   The Washington Dinner Club, LLC                                                                23,296
   Vairam Alagappan                                                                                  337
   Dan Nemo                                                                                          625
----------------------------------------------------------------- ----------------------------------------------------
   TOTAL                                                                                       2,000,000
----------------------------------------------------------------- ----------------------------------------------------

                                                                   SCHEDULE III

                                  SUBSIDIARIES



                                                                            Company Percentage
Name of Subsidiary                  Jurisdiction of Organization            Ownership
-----------------------------       ----------------------------            ------------------

PT WiderThan Indonesia              Indonesia                               100%

WiderThan UK Ltd.                   United Kingdom                          100%

WiderThan Americas, Inc             Delaware                                100%

                                                                    SCHEDULE IV

                   LIST OF PERSONS TO DELIVER A LOCK-UP LETTER
                    IN THE FORM SET FORTH IN EXHIBIT A HERETO


                           [TO BE PROVIDED BY COMPANY]

                                                                      ANNEX A-I

                 Form of Opinion of U.S. Counsel for the Company


(i) The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York and, assuming that the Deposit Agreement constitutes a valid and legally binding agreement of the Depositary, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms.

(ii) Assuming the due authorization, execution, issuance and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, such ADSs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the benefits specified therein and in the Deposit Agreement.

(iii) The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

(iv) The ADSs, the ADRs and the Deposit Agreement conform, in all material respect, to the description thereof contained in the Prospectus under the caption "Description of American Depositary Shares."

(v) Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein, and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption "Taxation -- U.S. federal income tax considerations."

(vi) [The deposit of the Shares and the issuance of the ADRs pursuant to the Deposit Agreement, the issuance and sale of the ADSs pursuant to the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement, and the performance by the Company of its obligations under the Deposit Agreement will not result in any violation of any U.S. federal or New York state statute or any rule or regulation known to us and applicable to the Company, or any order issued pursuant to any U.S. federal or New York state statute by any U.S. federal or New York state governmental agency or body.]

(vii) [No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York governmental agency or body is required for the deposit of the Shares and the issuance of the ADRs pursuant to the Deposit Agreement, the issuance and sale of the ADSs pursuant to the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement and


                                   Annex A-1-1
         the Deposit Agreement, except such as have been obtained and made under the Securities Act of 1933 (the "ACT") and such as may be required under state securities laws. ]

(viii) The Registration Statements and the ADS Registration Statement have been declared effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statements or the ADS Registration Statement has been issued or threatened by the Commission.

(ix) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 15 of the Underwriting Agreement and Section [ ] of the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court" in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed WiderThan Americas Inc. at 11 42nd Street, 11th Floor, New York, New York 10036 as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement and Section [ ] of the Deposit Agreement; and service of process effected on such agent in the manner set forth in
         Section 15 of the Underwriting Agreement and Section [ ] of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

(x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be "investment company" as defined in the Investment Company Act of 1940.

(xi) The Registration Statement, the ADS Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; we have no reason to believe that any part of the Registration Statement and the ADS Registration Statement, and each amendment thereto, as of its effective date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements, the ADS Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and we do not know of any legal or governmental proceedings required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in



                                   Annex A-1-2
         the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement which are not described and filed as required; it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement, the ADS Registration Statement or the Prospectus.





                                   Annex A-1-3

                                                                     ANNEX A-II

        Form of Opinion of International Counsel for Selling Shareholders


1. The [Company/Partnership] is duly registered under the laws of [jurisdiction];

2. The [Company/Partnership] has the power and authority to enter into, and to exercise its rights and perform its contemplated obligations under the Agreements;

3. The Underwriting Agreement has been duly and validly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

4. The Custody Agreement and the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and legally binding agreements of such Selling Shareholder;

5. The deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder, the sale of the ADSs sold by each of the Selling Shareholders, and the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transaction contemplated thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any [jurisdiction] governmental agency or body or any court in [jurisdiction] having jurisdiction over the [Company/Partnership]or any of the properties or any agreement or instrument to which the [Company/Partnership]is a party or by which the [Company/Partnership] is bound or to which any of the properties of the [Company/Partnership] is subject or the charter, by-laws or other organizational documents of such Selling Shareholder;

6. No Governmental Authorization of the [specific government] is required for the execution, delivery and performance of the Underwriting Agreement, the Custody Agreement and the Power of Attorney by each of the Selling Shareholders and consummation of the transactions contemplated thereby including the sale of the ADSs by the Selling Shareholders or the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs evidencing the ADRs to be delivered at the Closing Date;

7. Each of the Selling Shareholders has validly submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York in any action arising out of or relating to the Underwriting Agreements and the transactions contemplated therein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in
         Section 15



                                   Annex A-2-1
         of the Underwriting Agreement; each Selling Shareholder that is not domiciled in the U.S. has irrevocably designated and appointed WiderThan Americas, Inc. as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement; and service of process in the manner set forth in Section 15 of the Underwriting Agreement is effective to confer valid personal jurisdiction over the Selling Shareholders;

8. Each of the Selling Shareholder is the sole owner of the Shares to be sold by it and has the full right, power and authority to sell, assign, transfer and deliver such Shares in the form of ADSs pursuant to this Agreement; such Selling Shareholder has, and immediately prior to each Closing Date, as applicable, will have, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims; and upon the sale and delivery to the Underwriters of such ADSs and payment therefor, pursuant to this Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be freely transferable by the Selling Shareholder to the Underwriters;




                                   Annex A-1-2

                                                                        ANNEX B

                Form of Opinion of Korean Counsel to the Company
                          and the Selling Shareholders


(i) The Company and each of its Korean subsidiaries have been duly organized and are validly existing under the laws of Korea, are duly qualified to do business in Korea, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization" all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and all of the issued and outstanding shares of capital stock or other equity interests of each Korean subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Company directly owns approximately the percentage of the issued and outstanding capital stock of each Korean subsidiary set out in
         Schedule II of the Underwriting Agreement.

(iii) The stockholders of the Company have no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (except for employee stock option plans existing on the date hereof for the Company). Except as set forth in the Registration Statement and the Prospectus, the Shares may be freely deposited with the Korea Securities Depository for the account and benefit of the Depositary against issuance of ADRs evidencing ADSs; the Shares and ADSs are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of Korea or the Deposit Agreement.

(iv) Each of the Selling Shareholders has valid and unencumbered title to the Shares to be sold in the form of ADSs pursuant to the Underwriting Agreement.

(v) All dividends and other distributions declared and payable on the shares of capital stock of the Company (including any such dividends or distributions to be paid to the Depositary) to a non-resident of Korea who legitimately holds such shares may under the current laws and regulations of Korea be converted into foreign currency that may



                                    Annex B-1
         be remitted out of Korea, subject to the requirement to submit relevant documents to the designated foreign exchange bank in Korea to verify
         (x) that the amount being remitted conforms to the amount required to be paid, and (y) whether or not any necessary approval or report requirement, if any, has been met. There is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Common Shares and other outstanding shares of capital stock of the Company and all holders (on the record date) of such Common Shares will be entitled, on the same basis as such other outstanding shares of capital stock of the Company, to payment of full dividends, if any such dividends are declared.

(vi) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. The Underwriting Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(vii) Each of the Selling Shareholders has all necessary power and authority to execute and deliver the Underwriting Agreement and perform its obligations thereunder, and the Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Shareholders.

(viii) As of [DATE], which was the most recent date on which the register of the Company's shareholders was closed, each of the Selling Shareholders (NAME OF SELLING SHAREHOLDERS) was registered as a holder of [NUMBER] Common Shares [and [NUMBER] Common Shares, respectively,] and there was no registration of any pledge, lien, encumbrance or any similar claim on such shares on the registry of shareholders of the Company.

(ix) Based on the assumption that, at the time of the transfer by the Selling Shareholders to the Custodian for the Depositary of the Shares underlying the ADSs and the payment by the Underwriters therefor pursuant to the Underwriting Agreement, neither the Depositary nor the Underwriters are aware, of any adverse claims relating to the Selling Shareholders' ownership of such Shares, the Depositary will, upon transfer by the Selling Shareholder[s] to the Custodian for the Depository of the Shares underlying the ADSs and payment by the Underwriters therefor in the manner provided for in the Underwriting Agreement, acquire good and valid title to the Shares free and clear of any pledge, lien, encumbrance, equity or claim.

(x) To ensure the validity, enforceability or admissibility into evidence of the Underwriting Agreement, the ADSs or the Deposit Agreement, it is not necessary that the Underwriting Agreement, the ADSs or the Deposit Agreement or any other


                                    Annex B-2
         document to be furnished thereunder be filed or recorded with any court or other authority in Korea or that any tax of Korea (other than stamp tax) or any political subdivision thereof be paid on or in respect of any such document, provided that in order to be admissible in a Korean court, the above referenced documents should be accompanied by a Korean language translation thereof.

(xi) The deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the sale of the Shares and the issue of the ADSs and the performance by the Company of its obligations under the Underwriting Agreement, any options to purchase additional Shares thereunder and the Deposit Agreement, the execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions therein contemplated, to the best of our knowledge, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or give rise to any right to accelerate the maturity or require the prepayment or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; nor will such actions result in any violation of, or conflict with, the provisions of the articles of incorporations of the Company or any other statute, law, order, decree, rule or regulation having the force of law of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(xii) The sale of the Shares underlying the ADSs to be sold by each of the Selling Shareholders under the Underwriting Agreement and the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the execution and delivery of the Underwriting Agreement and the consummation of the transactions by each of the Selling Shareholders contemplated in the Underwriting Agreement, will not result in any violation of, or conflict with the provisions of the articles of incorporations of such Selling Shareholder or any other statute, law, order, decree, rule or regulation having the force of law of any court or governmental agency or body having jurisdiction over such Selling Shareholder.

(xiii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency of Korea is required under Korean law for the deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the issue and sale of the ADSs and the performance by each of the Company or the Selling Shareholders of its obligations under the Underwriting Agreement and the Deposit Agreement, as the case may be, except for (i) the written report filed with the Ministry of Finance and Economy of Korea which has been filed and (ii) the registration of the issuance of the Shares with the registry offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.


                                    Annex B-3

(xiv) The statements of Korean law set forth in the Prospectus and the Registration Statement under the captions "Risk Factors", "Business", "Management," "Principal Shareholders", Description of Capital Stock", "Korean Foreign Exchange Controls and Securities Regulations" and "Enforceability of Civil Liability" are true and correct in all material respects.

(xv) The statements set forth in the Prospectus and the Registration Statement under the heading "Taxation--Korean Taxation" insofar as such statements purport to summarize material Korean tax laws relating to the ADSs, provide a complete, fair and accurate summary of the material Korean tax consequences of an investment in the ADSs by certain non-residents of Korea.

(xvi) The Registration Statement and the ADS Registration Statement and the filing of the Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xvii) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(xviii) The Company and its Korean subsidiaries own, possess or have obtained all licenses, certificates, permits and other authorizations issued from, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their properties or the conduct of their businesses in Korea, as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, the Company or any of its Korean subsidiaries has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xix) The Company and its Korean subsidiaries own, are licensed or possess adequate rights to use all Intellectual Property necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and neither the Company nor any of its Korean subsidiaries has received any notice of any claim of infringement or conflict with any such rights of others except those that (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx) The Company and its Korean subsidiaries have good and marketable title to all real property and good and marketable title to, or have a valid right to lease or otherwise use, all items of real and personal property that are material to the respective businesses


                                    Annex B-4
         of the Company and its Korean subsidiaries, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or its Korean subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxi) Under the laws of Korea, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights as legal owner of the Shares underlying the ADSs through the Depositary or its nominee registered as representative of the beneficial owners of the ADSs in a suit, action or proceeding against the Company.

(xxii) Other than as described in the Registration Statement and the Prospectus, no governmental approvals are currently required in Korea in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Common Stock, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in Won to U.S. dollars or the repatriation thereof out of Korea and no other withholding or other taxes under the laws and regulations of Korea will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock.

(xxiii) Each of the Company and the Selling Shareholders would not, under the laws of Korea, be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity with respect to any of its obligations under the Deposit Agreement, the Underwriting Agreement, the ADSs or the ADRs.

(xxiv) Each of the Company and the Selling Shareholders has the power, under the laws of Korea, to submit, and has taken all necessary action (corporate or otherwise) to submit, including, to the extent necessary under the laws of Korea, a valid waiver of immunity, to the jurisdiction of any New York Courts, and to appoint, and has taken all necessary action (corporate or otherwise) to appoint, WiderThan USA as the authorized agent of each of the Company and the Selling Shareholders, respectively, for the purposes and to the extent described in the Underwriting Agreement and the Deposit Agreement, as the case may be. Under the laws of Korea, neither the Company nor the Selling Shareholders nor any of their respective properties or assets, whether in the United States or in Korea, is immune from any attachment in aid of execution of, or from execution upon, any judgment of any such court.

(xxv) The Underwriters would be permitted to commence actions or proceedings in Korean courts of competent jurisdiction based on the Underwriting Agreement and the Deposit Agreement and the holders of the Shares or the ADSs would be permitted to commence proceedings in Korean courts of competent jurisdiction over any such action or proceeding, and such Korean courts would recognize the agreement to the choice of law provisions set forth in the Underwriting Agreement and the Deposit Agreement insofar as the choice of law provisions thereof are valid under the law so chosen and the application of relevant provisions of the law so chosen is not manifestly contrary to the



                                    Annex B-5
         public policy of Korea; provided that, in case any legal proceeding is brought in a Korean court, the Korean court would apply (i) Korean law bearing upon the capacity of a Korean party to enter into contracts and
         (ii) the laws of Korea which should be mandatorily applied by their nature irrespective of the governing law.

(xxvi) If any judgment of a competent court outside Korea was rendered against the Company or the Selling Shareholders in connection with any action arising out of or relating to the Underwriting Agreement, the Deposit Agreement or the ADRs, as the case may be, the courts of Korea will recognize such judgment as a valid judgment and enforce such judgment without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) the Company or the Selling Shareholders was duly served with service of process (other than by publication or similar means) in sufficient time to enable the Company or the Selling Shareholders to prepare its defense in conformity with applicable laws (provided that service of process by mail as contemplated under Section [ ] of the Deposit Agreement may not be considered duly served) or responded to the action without being served with process, (c) recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment under the laws of the jurisdiction which renders such judgment.

(xxvii) Except as set forth in the Prospectus and the Registration Statement, assuming that neither the Underwriting Agreement nor the Deposit Agreement is executed and delivered in Korea, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that its income generally is subject to tax in the Korea) in connection with (i) the deposit with the Depositary of the Common Shares against issuance of the ADRs evidencing the ADSs, (ii) the transfer by the Selling Shareholders of the Common Shares underlying the ADSs to be sold by the Selling Shareholders in the manner contemplated by the Underwriting Agreement, (iii) the sale and transfer of ADSs to the Underwriters (except payment of selling concessions and underwriting concessions payable to the Underwriters, as to which we express no view) or (iv) the sale and delivery outside Korea by the Underwriters of ADSs to the purchasers thereof in the manner contemplated in the Underwriting Agreement and the Prospectus and the Registration Statement, except that Korean stamp tax, nominal in amount, must be paid if certain agreements are executed in Korea.

(xxviii) It is not necessary under the laws of Korea (i) to enable the Underwriters, any holder of ADSs or the Depositary, or any or all of them, to enforce their respective rights under the Underwriting Agreement, Deposit Agreement, the ADSs or any other document to be furnished hereunder, provided that they are not otherwise engaged in business in Korea, or (ii) solely by reason of the execution, delivery or consummation of any of the Underwriting Agreement, the Deposit Agreement, the ADSs or any other documents to


                                    Annex B-6
         be furnished thereunder, that any Underwriters, any holder of ADSs or the Depositary be licensed, qualified or entitled to carry out business in Korea.

(xxix) No Underwriter or holder of ADSs will be deemed resident, domiciled, carrying on business or subject to taxation in Korea solely by reason of the execution, delivery, consummation or enforcement of the Underwriting Agreement, the Deposit Agreement, the ADSs or any other document to be furnished thereunder, provided that the execution, delivery, consummation or enforcement of such document by the Underwriters and the holder of Common Shares or ADSs takes place outside of Korea.

(xxx) Other than as set forth in the Prospectus and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under the Underwriting Agreement, the Deposit Agreement, and the ADSs; and to the best of our knowledge, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others.

(xxxi) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(xxxii) We have no reason to believe that any part of the Registration Statement and the ADS Registration Statement, and each amendment thereto, as of its effective date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement, the ADS Registration Statement or the Prospectus.



                                    Annex B-7

                                                                        ANNEX C

                  Form of Opinion of Counsel to the Depositary



(i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (whether considered in an action at law or in equity); and

(ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement.




                                    Annex C-1

                                                                        ANNEX D

                Form of Opinion of General Counsel of the Company


(i) WiderThan Americas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all corporate power required to own or hold its properties and to carry on its business as now conducted.

(ii) Except as described in the Prospectus, there are no contracts, agreements or understandings known to me between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the U.S. Securities Act of 1933.



                                    Annex D-1

                                                                      EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                     ____________________, 2005


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
J.P. MORGAN SECURITIES INC.
     as Representatives of the several
     Underwriters to be named in the
     within-mentioned Underwriting Agreement

c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
     250 Vesey Street
     4 World Financial Center
     New York, New York  10080


         Re:      Proposed Public Offering by WiderThan Co., Ltd.



Dear Sirs:

         The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (together, the "Representatives") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with WiderThan Co., Ltd., a corporation with limited liability established under the laws of The Republic of Korea (the "Company") and each of the Selling Shareholders named in Schedule II of the Underwriting Agreement, providing for the public offering of shares (the "Securities") of the Company's common stock, par value W500 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, contract to sell, announce the intention to sell, issue, pledge, lend, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (each, collectively, a "Sale"), any shares of the Company's Common Stock, or any depositary shares representing such Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, or any depositary shares representing such Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly,


                                   Exhibit A-1
the economic consequences of ownership (each, collectively, a "Transfer") of the Lock-Up Securities, whether any such transaction described in clauses (i) or
(ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction shall not apply to (A) any Sale or Transfer of the Lock-Up Securities pursuant to the Underwriting Agreement, (B) any conversion of the Company's preferred stock outstanding as of the date hereof into Common Stock, (C) any exercise of stock options existing on the date hereof, (D) any Sale or Transfer of Lock-Up Securities to the partners of the undersigned, if the undersigned is a partnership, or to the members of the undersigned, if the undersigned is a limited liability company, and (E) any Sale or Transfer of Lock-Up Securities to a family member, family partnership or trust, any Transfer upon the death of a family member to his or her executors, legatees or beneficiaries or a bona fide gift, provided that in the cases of
(B), (C), (D) and (E) above, any such transferee shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the aforesaid 180-day period. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Securities, even if such Lock-up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

         Notwithstanding the foregoing, if:

         (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

         (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

         The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company as further set forth in the Underwriting Agreement and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.



                                   Exhibit A-2

                                          Very truly yours,


                                          Signature:
                                          --------------------------------------

                                          Print Name:
                                          --------------------------------------






                                   Exhibit A-3